SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2002

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Meridian Crossings, Suite 850
Minneapolis, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

(952) 851-6000
(Registrant's telephone number)

Items 1-4.	Not Applicable.

Item 5.	Other Events.

        The Registrant has entered into an Employment Agreement (the "Employment Agreement"), dated as of May 14, 2002, with Douglas Hepper ("Executive") under which Executive shall serve as Chairman, President and Chief Executive Officer of the Registrant.

        The Employment Agreement provides for payment of compensation to Executive that includes a (i) base salary of $400,000 per year, (ii) participation in the Registrant's management incentive plan at a target opportunity of 75% of his base salary and a maximum opportunity of 112.50% of his base salary, (iii) a stock option to purchase 300,000 shares of the Registrant's common stock, (iv) benefits and certain perquisites and (v) payment of compensation in the event of termination in connection with a Change of Control (as defined in the Employment Agreement) or by the Registrant without cause (as defined in the Employment Agreement).

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

	(a) - (b)	Not Applicable.

	(c)	Exhibits Required by Item 601 of Regulation S-K.

	Exhibit	Description

	10.44	Employment Agreement, dated as of May 14, 2002, between BMC Industries, Inc. and Douglas Hepper.

Items 8-9.	Not Applicable.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC INDUSTRIES, INC.

Dated: June 12, 2002	By:	/s/Jon A. Dobson
	Its:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.44	Employment Agreement, dated as of May 14, 2002, between BMC Industries, Inc. and Douglas Hepper.	Electronic Transmission